UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant   ☒                            Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CME GROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

The following communication was made available to CME Group Class B shareholders on or after April 28, 2015:

YOUR VOTE IS IMPORTANT — Additional Information on the Distribution of CME Group Proxy Materials to Class B Shareholders

CHECK YOUR EMAIL OR MAIL FOR YOUR MATERIALS

➢	If you elected to receive your CME Group proxy materials by electronic delivery/email, you should have received an email from CME Group Inc. (id@proxyvote.com) with the subject line: CME GROUP INC. Annual Meeting.

o	Class B-1 emails were sent on April 15th

o	Class B-2 and Class B-3 emails were sent on April 16th

➢	If you receive hard copies of the materials, they were mailed beginning on Wednesday, April 15th.

A follow up communication will be sent by email or hardcopy beginning on May 4th to those Class B shareholders who have not yet voted. Please be on the lookout for your materials.

RETURN YOUR PROXY CARD OR USE THE CONTROL NUMBER TO VOTE YOUR SHARES

You will need the 12-digit control number to cast your vote. Note that if you own multiple classes of Class B stock, you will receive a control number for each class.

INDIVIDUAL CONTROL NUMBER REQUESTS ONLY AFTER MAY 13TH

As an additional measure, after the completion of the follow up communications, CME Group will make resources available for requests for control numbers beginning on May 13th. To obtain a control number, you may contact Beth Hausoul at 312.930.3484 or Diana Albon at 312.435.3478 during the following times to confirm your identity and authorization to vote:

•	Wednesday, May 13: 9:00 -11:00 a.m.

•	Thursday, May 14: 9:00 – 11:00 a.m.

•	Friday, May 15: 9:00 – 11:00 a.m.

Broadridge, the Inspector of Election, will email control numbers on Wednesday, Thursday and Friday evenings from an address [XX]@broadridge.com. The subject line will read: CME Group Control Number(s) for Annual Meeting on May 20, 2015.

If you have any questions, please call Beth Hausoul or Diana Albon at the numbers listed above. Please leave a message if we are unable to answer your call due to volume and we will return the call as soon as practicable.

SIGN UP FOR FUTURE ELECTRONIC DELIVERY

To enroll for future electronic delivery for the 2016 Annual Meeting, log onto the following website: http://enroll.icsdelivery.com/CME and complete the E-Delivery Enrollment form on the right side of the screen. Your enrollment will be effective until cancelled.

To ensure that you receive your proxy card you can elect to have your materials delivered to you electronically. To enroll, please log onto the following website: http://enroll.icsdelivery.com/CME and complete the E-Delivery Enrollment form on the right side of the screen. Your enrollment will be effective until cancelled. This will also allow you to vote your Class B shares on-line in a more timely and efficient manner. You will then receive an email in mid-April from id@ProxyVote.com with your control number to vote your Class B shares.

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CME Group Inc. has filed with the Securities and Exchange Commission and mailed a proxy statement to our shareholders containing information about the company and certain proposals to be presented to a vote of shareholders at its 2015 Annual Meeting. Shareholders of CME Group Inc. should read the proxy statement carefully because it contains important information about the proposals to be considered at the Annual Meeting, the persons soliciting proxies related to the proposals, their interests in the proposals and related matters.

Shareholders can obtain free copies of the proxy statement by contacting the Shareholder Relations and Member Services Department, CME Group Inc., 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are able to obtain free copies of the proxy statement filed by CME Group Inc. with the Securities and Exchange Commission in connection with the Annual Meeting at the Securities and Exchange Commission’s Web site at www.sec.gov. In addition to the proxy statement, CME Group Inc. files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, which are also available at the Securities and Exchange Commission’s Web site at www.sec.gov.

CME Group Inc. and its directors, executive officers and certain members of management and other employees may be deemed to be participants in the solicitation of proxies of CME Group Inc.’s shareholders to approve the proposals. These individuals may have interests in the proposals. A detailed list of the names, affiliations and interests of the participants in the solicitation will be contained in the proxy statement.

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The following communication was made available to CME Group Class B-1 shareholders on or after April 28, 2015

It was my honor to be nominated by the CME Class B-1 Nominating Committee as a candidate for Class B-1 Director on the CME Group Board of Directors.

Key Qualifications:

•    Extensive industry experience

•    Founder and leader of large proprietary trading firm

•    Focus on regulatory environment

I appreciate your support in this election.

Will Hobert, Founder WH Trading LLC

I believe that the paramount reason I was selected for this important role is based on my practical, hands-on knowledge and expertise of our industry. To put it concisely, I represent three decades of industry experience; first as an open outcry options market-maker, then together with our industry as a transformed electronic trader, and finally as a founder and owner of WH Trading—a highly successful proprietary shop. From its inception in 1994, I directed the technology, risk management, operations and strategy at WH Trading. The firm has developed exceptional in-house proprietary options and future trading software with performance at the microsecond level. Today, with over 60 employees, our firm trades in a wide range of futures and options both on the floor, the Globex platform, as well as on numerous exchanges worldwide.

I believe that the above credentials can be most valuable to the CME Group Board of Directors as our Exchange moves forward to face the very competitive globalized world of the future.

It goes without saying: The American financial services industry has experienced massive and unprecedented changes both to its capital markets as well as its trading counterpart. Over the past decade, in synch with this evolution, CME Group has grown and evolved into a technological powerhouse. Similarly, WH Trading has kept pace with these changes and also reinvented itself to adapt to the new trading landscape. As financial markets evolved and liquidity shifted from open outcry to the electronic screens, WH Trading, like CME Group, was required to make the difficult but necessary transition from a trading firm to a technology enterprise. I led this transformation at WH Trading and successfully guided the company through a major expansion into automated trading which intertwined with our floor operation. I believe that these proven skills are the values the Nominating Committee sought.

In addition, I have learned first-hand of the importance of the CME Group’s relationship with elected officials. I learned that our economic values as an industry have to be continuously guarded and explained. I have participated in informational sessions with the SEC and CFTC as well as with Congressmen and Senators and learned to advocate on our behalf, including traveling to Washington to discuss our positions. I have been included in direct meeting with John Boehner, the Speaker of the House, to help ensure that CME Group’s interests are presented and that CME Group’s legislative priorities are advanced. At Executive Chairman Terry Duffy’s request I have become a Director of the CME Group’s Political Action Committee. In this manner, I participate in choosing candidates who understand and support our agenda.

But we cannot rest on our laurels. The advancement of technology and the evolution of the financial markets is a never-ending process. In the coming years the ability to adapt to new changes, some of which are unpredictable, will dictate the CME Group’s growth and success. With options trading comprising approximately 20% of the CME Group’s volume, its members will be well served with a Board representative who is thoroughly steeped in the critical issues, complex market structure, and pressing problems facing option traders. In an environment where elements of open outcry, matching engines and voice brokers compete for options volume, I believe my 25 years of successful options trading, risk management, and strategic planning will provide a welcome addition to our Board of Directors.

If elected, I will apply all my experience and talent to work tirelessly to ensure that the CME Group and its members continue its leadership in the industry. I respectfully seek your support, stand ready to answer any question you may have.

Should you have any questions, or would like to chat, please do not hesitate to reach out to me. Please visit willhobertcme.com to learn more about me and see instructions about how to cast your vote electronically.

Sincerely,

Will Hobert

Managing Member

WH Trading LLC

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CME Group Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on May 20, 2015. Shareholders of CME Group Inc. are urged to read the definitive proxy statement and any other relevant materials filed by CME Group Inc. with the SEC because they contain, or will contain, important information about CME Group Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by CME Group Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting CME Group Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding material was prepared and distributed solely by the candidate. The views and options expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of CME Group Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.